UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2021

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2021, Affiliated Managers Group, Inc. (the “Company” or “AMG”) announced the appointment of Félix V. Matos Rodríguez to its Board of Directors, as an additional independent director, effective immediately.

As Chancellor of City University of New York, Dr. Matos Rodríguez leads the nation’s largest urban university, which has 25 campuses across New York City’s five boroughs and a student body of 275,000. Recognized as an innovative leader within academia and the public sector, Dr. Matos Rodríguez has served as a teacher, administrator, and former Cabinet secretary for the Commonwealth of Puerto Rico. Prior to his appointment as Chancellor, Dr. Matos Rodríguez was president of CUNY’s Queens College and of CUNY’s Eugenio María de Hostos Community College in the Bronx. He sits on the governing board of the Hispanic Association of Colleges and Universities and additionally serves on the boards of Phipps Houses, the United Way of New York City, the American Council on Education, the TIAA Hispanic Advisory Council, and the Research Alliance for New York City Schools. Dr. Matos Rodríguez holds a B.A. from Yale University and received a doctorate in history from Columbia University.

“We are very pleased to welcome Chancellor Matos Rodríguez to AMG’s Board,” said Jay C. Horgen, President and Chief Executive Officer of AMG. “Felo has a long track record as an innovator in both academia and the public sector and is a dedicated champion of accessibility, inclusion, and excellence. Moreover, in leading a large, decentralized human-capital-based organization operating through a network of distinct institutions, Dr. Matos Rodríguez’s unique skillset and breadth of expertise make him an excellent addition to our Board.”

Separately, on January 8, 2021, Glenn Earle retired from the Board. “On behalf of our Board and AMG’s management team, we thank Glenn for his service and commitment to the Company,” said Dwight D. Churchill, Chair of AMG’s Board of Directors. “Glenn has provided valuable strategic insight, financial expertise, and a global perspective over the years, and we wish him every success in his future endeavors.”

Dr. Matos Rodríguez will participate in the Company’s customary director compensation program, as described in the Company’s proxy statement for its most recent Annual Meeting of Stockholders and in the Company’s periodic filings with the Securities and Exchange Commission. There is no arrangement or understanding between Dr. Matos Rodríguez or any other person pursuant to which he was elected as a director of the Company, and there are no familial relationships between him and any of the Company’s directors or executive officers. Dr. Matos Rodríguez, including his immediate family members, is not a party, directly or indirectly, to any related person transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on January 8, 2021.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: January 8, 2021	By:	/s/ David M. Billings
	Name:	David M. Billings
	Title:	General Counsel and Secretary

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